CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 200 to the Registration Statement of The Advisors' Inner Circle Fund II (Form N-1A, No. 033-50718) of our reports dated September 29, 2015 on the financial statements and financial highlights of the Champlain Small Company Fund, Champlain Mid Cap Fund, Champlain Focused Large Cap Value Fund (formerly Champlain All Cap Fund), Frost Growth Equity Fund, Frost Value Equity Fund, Frost Kempner Multi-Cap Deep Value Equity Fund, Frost Mid Cap Equity Fund, Frost International Equity Fund, Frost Natural Resources Fund, Frost Cinque Large Cap Buy-Write Equity Fund, Frost Conservative Allocation Fund, Frost Moderate Allocation Fund, Frost Aggressive Allocation Fund, Frost Total Return Bond Fund, Frost Credit Fund, Frost Low Duration Bond Fund, Frost Municipal Bond Fund, Frost Kempner Treasury and Income Fund, GRT Absolute Return Fund, GRT Value Fund, LM Capital Opportunistic Bond Fund, and Reaves Utilities and Energy Infrastructure Fund (twenty-two of the series constituting The Advisors' Inner Circle Fund II) included in the Funds' Annual Reports to shareholders for the year ended July 31, 2015.


                                                           /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
November 23, 2015